LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (the "Agreement") is entered into as of April 16, 2012 (the "Effective Date") by and between **Norman MacKenzie** (the "Shareholder") and **Diversified Resources Inc.**, a Nevada corporation (the "Company").

WHEREAS, the Shareholder holds **250,000** shares of common stock of the Company (the "Securities");

WHEREAS, the Company believes it is in the best interest of its shareholders to establish an orderly trading market for shares of the Company's common stock; and

WHEREAS, the Company desires the Shareholder to refrain from selling Securities held by the Shareholder except as provided under this Agreement to encourage orderly trading in shares of the Company's common stock;

NOW, THEREFORE, in consideration for an orderly trading market for shares of the Company's common stock, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCKUP OF SECURITIES. Shareholder agrees that from the Effective Date of this Agreement until twelve months after the Effective Date of this Agreement (the "Lock Up Period"), the Shareholder will not make or cause any sale of any of the Securities the Shareholder owns, either of record or beneficially, and of which the Shareholder has the power to control the disposition except for the sale of no more than **52,500** shares every three months on a cumulative basis. Shareholder further agrees that any sale of the Securities for twelve months following the end of the Lock Up Period shall be subject to the volume restrictions of Rule 144.

2. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parities hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada.

4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in

addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

6. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Shareholder.

7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

9. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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Norman MacKenzie
Shareholder

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Diversified Resources Inc.
Gordon Smith – President, CEO, CFO & Director